SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 21, 2006

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

000-30419	36-3840979
(Commission File Number)	(I.R.S. Employer Identification No.)

5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive office)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2006, ON Semiconductor Corporation (“Company”) issued $259.5 million aggregate principal amount of Zero Coupon Convertible Senior Subordinated Notes due 2024, Series B (“New Notes”) after approximately 99.8% of the Old Notes (as defined below) were tendered for exchange. The remaining $0.5 million aggregate principle amount of the Old Notes remains outstanding as of the date hereof. Concurrent with the issuance of the New Notes, the Company and certain of its subsidiaries entered into an indenture with Wells Fargo Bank, N.A., as trustee (“Indenture”) governing the New Notes and the Company issued a global note (“New Global Note”) in an aggregate principal amount of $259.5 million registered in the name of Cede & Co., as nominee for The Depository Trust Company. The information provided in response to Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01. Copies of the Indenture, the New Global Note and the form of New Notes are attached as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. The above description is qualified in its entirety by reference to the filed documents.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 and Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in response to Item 1.01 and Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Item 3.02 Unregistered Sales of Equity Securities.

On June 20, 2006, the Company and certain of its subsidiaries commenced an offer to exchange all of the then outstanding $260.0 million Zero Coupon Convertible Senior Subordinated Notes due 2024 (“Old Notes”) for a like principal amount of new notes to be issued with a net share settlement feature, a cash acquisition make-whole feature and modified contingent conversion events plus an exchange fee of $2.50 per $1,000 principal amount of the Old Notes validly tendered and accepted for exchange. The exchange offer expired on July 19, 2006 and on July 21, 2006 the Company issued $259.5 million aggregate principal amount of the New Notes after approximately 99.8% of the Old Notes had been tendered for exchange. Also on July 21, 2006, the Company paid in cash an aggregate exchange fee of approximately $649,000.

The New Notes are convertible by holders into cash and shares of our common stock at a conversion rate of 101.8849 shares of common stock per $1,000 principal amount of the New Notes (subject to adjustment in certain events), which is equivalent to an initial conversion price of approximately $9.815 per share of common stock. We will settle the conversion of all New Notes validly tendered for conversion in cash and shares of our common stock, if applicable, subject to our right to pay the share amount in additional cash. Holders may convert their New Notes under the following circumstances: (i) during the five business-day period immediately following any five consecutive trading-day period in which the trading price per $1,000 principal amount of the New Notes for each day of such period was less than 98% of the product of the closing sale price of our common stock and the conversion rate; (ii) upon occurrence of the specified transactions described in the Indenture; or (iii) after March 15, 2010.

The New Notes will mature on April 15, 2024, unless earlier redeemed, repurchased or converted. Beginning April 15, 2010, the Company may redeem the New Notes, in whole or in part, for cash at a price of 100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date. If a holder elects to convert its New Notes in connection with the occurrence of specified fundamental changes that occur prior to April 15, 2010, the holder will be entitled to receive, in addition to cash and shares of common stock equal to the conversion rate, an additional number of shares of common stock, in each case as described in the Indenture. Holders may require the Company to repurchase the New Notes for cash on April 15 of 2010, 2014 and 2019 at a repurchase price equal to 100% of the principal amount of such New Notes, plus accrued and unpaid interest to but excluding the repurchase date. Upon the occurrence of certain corporate events, each holder may require the Company to purchase all or a portion of such holder’s New Notes for cash at a price equal to the principal amount of such New Notes, plus accrued and unpaid interest to but excluding, the repurchase date.

The New Notes will be fully and unconditionally guaranteed on an unsecured senior subordinated basis by certain existing and future subsidiaries of the Company.

The New Notes are the Company’s general unsecured obligations, will be subordinated in right of payment to all the Company’s existing and future senior indebtedness, will rank pari passu in right of payment with all of the Company’s existing and future senior subordinated indebtedness and will be senior in right of payment to all our existing and future subordinated obligations. The New Notes also will be effectively subordinated to any of the Company’s and its subsidiaries’ secured indebtedness to the extent of the value of the assets securing such indebtedness.

The offer to exchange was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933 (“Securities Act”).

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01 Other Matters.

On July 24, 2006, the Company announced in a news release the completion of the exchange offer for its Old Notes. A copy of this news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 8.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or

otherwise subject to liability of that section. In addition, this information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in the filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of businesses Acquired.

(b)	Pro Forma Financial Information.

(c)	Shell Company Transactions.

(d)	Exhibits.

Exhibit	Description

4.1	Indenture dated as of July 21, 2006, between ON Semiconductor Corporation and certain of its subsidiaries, and Well Fargo Bank, N.A. (as trustee)

4.2	Global Zero Coupon Convertible Senior Subordinated Note due 2024, Series B dated July 21, 2006 and executed by ON Semiconductor Corporation

4.3	Form of Zero Coupon Convertible Senior Subordinated Note due 2024, Series B (included in Exhibit 4.1)

99.1	News release for ON Semiconductor Corporation dated July 24, 2006 announcing the completion of an exchange offer for its then outstanding Zero Coupon Convertible Senior Subordinated Note due 2024*

*	This exhibit is furnished and not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 26, 2006

ON SEMICONDUCTOR CORPORATION

By:	/s/ DONALD A. COLVIN
Name:	Donald A. Colvin
Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

4.1	Indenture dated as of July 21, 2006, between ON Semiconductor Corporation and certain of its subsidiaries, and Well Fargo Bank, N.A. (as trustee)

4.2	Global Zero Coupon Convertible Senior Subordinated Note due 2024, Series B dated July 21, 2006 and executed by ON Semiconductor Corporation

4.3	Form of Zero Coupon Convertible Senior Subordinated Note due 2024, Series B (included in Exhibit 4.1)

99.1	News release for ON Semiconductor Corporation dated July 24, 2006 announcing the completion of an exchange offer for its then outstanding Zero Coupon Convertible Senior Subordinated Note due 2024*

*	This exhibit is furnished and not filed.